Exhibit 10.1.7

AMENDMENT FOUR TO THE CONSOLIDATED EDISON, INC. STOCK PURCHASE PLAN

Exhibit 10.1.7

WHEREAS, the Consolidated Edison, Inc. Stock Purchase Plan (the "Stock Purchase Plan"), as amended and restated as of May 19, 2014, and as further amended by Amendment One, Two and Three to the Stock Purchase Plan, provides a means for employees of Consolidated Edison, lnc.'s affiliated companies and members of their boards of directors to purchase shares of stock of Consolidated Edison, Inc.; and
WHEREAS, pursuant to Article 11, Termination and Modifications: Responsibility of Company and Plan Director, the Vice President - Human Resources has the authority to amend certain provisions of the Stock Purchase Plan to facilitate the administration of the Stock Purchase Plan; and
WHEREAS, the Vice President - Human Resources is authorized to execute the specified amendments to the Stock Purchase Plan, her execution to be evidence conclusively of her approval thereof;
NOW, THEREFORE, the Stock Purchase Plan is amended as set forth below:

Exhibit 10.1.7

1.Appendix B "Participating Employers", subsection (b) is deleted in its entirety, effective March 1, 2023.

2.Appendix B "Participating Employers", subsection (c) is now subsection (b) and subsection (d) is now subsection (c), effective March 1, 2023.

Except as expressly modified in accordance with the provisions of this Amendment Four to the Stock Purchase Plan, all other terms and conditions set forth in the Stock Purchase Plan will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this 1st day of March, 2023.

/s/ Nicole Leon
Nicole Leon

Vice President of Human Resources of Consolidated Edison Company of New York, Inc.